UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) (March 13, 2014)

AMERICAN LORAIN CORPORATION
(Exact Name of Registrant as Specified in Charter)

Nevada	001-34449	87-0430320
(State or other jurisdiction of	(Commission file number)	(I.R.S. employer
incorporation)		identification no.)

Beihuan Road Junan County
Shandong, China 276600
(Address of Principal Executive Offices) (Zip Code)

(86) 539-7317959
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

     On March 13, 2014 in exchange for US$3.5 million, American Lorain Corporation (the “Company”) issued a Convertible Promissory Note (“Note”) in the principal amount of US$3.5 million (the “Principal Amount”) to Jade Lane Group Limited, a company incorporated under the laws of British Virgin Islands (the “Holder”).

     Under the terms of the Note, interest on the outstanding Principal Amount accrues at a rate of 4.5% per annum , and all accrued but unpaid interest is due and payable on June 30, 2014 and on the last day of each quarter thereafter. If the Note is not converted pursuant to the terms of the Note, additional interest on the outstanding Principal Amount shall accrue at a rate of 4.5% per annum and payable at the maturity of the Note. Unless the Note is otherwise accelerated or converted, the unpaid Principal Amount of the Note, together with all accrued but unpaid interest, is due and payable, at the election of the Holder, on September 13, 2014 or March 13, 2015 (“Maturity Date”), provided, however, if Holder fails to notify the Company in writing by August 13, 2014 that it elects the maturity date of September 13, 2014, then the Maturity Date will be extended to March 13, 2015.

     In addition, under the terms of the Note, at any time commencing on or after September 13, 2014 and before March 13, 2015, the Holder, at Holder’s option and upon five (5) days prior written notice to the Company, may convert in whole or in part the outstanding Principal Amount into a number of shares of Common Stock of the Company (“Common Stock”) on a per share conversion price of $1.15 per share, as may be adjusted from time to time pursuant to the terms and conditions of the Note (“Conversion Price”); provided, however, the Company will not effect any conversion of the Note, and the Holder will not have the right to convert any portion of the Note, to the extent (but only to the extent) that the Holder would beneficially own in excess of the Beneficial Ownership Limitation (as defined below), which beneficial ownership will be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended. The “Beneficial Ownership Limitation” is 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of the Note.

     The Note is secured by the personal guarantee of Si Chen, the Company’s chief executive officer and chairman.

     In connection with the Note, the Company engaged a finder pursuant to which the Company agreed to pay a finders fee of $80,000 for such finder’s services. The Company intends to use the net proceeds from the Note solely in connection with the acquisition and as general working capital for Athena, a limited liability company organized under the laws of France.

     The Holder has represented to the Company that (a) it is not a “U.S. Person” as that term is defined pursuant to Regulation S under the Securities Act of 1933, as amended (“Securities Act”), (b) it is not acquiring the Note or the underlying securities (the “Securities”) for the account or benefit of, directly or indirectly, any U.S. Person, (c) it is outside the United States when acquiring the Securities, and (d) acknowledges and agrees that it will not engage in any hedging transactions involving any of the Securities unless such transactions are in compliance with the provisions of the Securities Act. The Securities were issued pursuant to Regulation S promulgated under the Securities Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Lorain Corporation

	By:	/s/ Chen Si
	Name:	Chen Si
	Title:	Chief Executive Officer
Date: March 19, 2014